As filed with the Securities and Exchange Commission on December 5, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

deCODE genetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3326704
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Sturlugata 8
IS-101 Reykjavik, Iceland
+011 (354) 570-1900
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Lance Thibault
Chief Financial Officer
deCODE genetics, Inc.
1000 Winter Street, Suite 3100
Waltham, MA 02451
(781) 466-8833
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies To:
Marsha E. Novick, Esq.
Stevens & Lee, P.C.
600 College Road East
Princeton, New Jersey 08540
(609) 987-6677

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1) (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (3)

Common Stock, $.001 par value

Preferred Stock, $.001 par value

Debt Securities

Warrants

Units

Total		$100,000,000	$10,700

(1)                                  An indeterminate number or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $100,000,000 or if any debt securities are issued at an original issuance discount, such greater amount as shall result in net proceeds of $100,000,000 to the registrant.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  The securities registered also include such indeterminate numbers of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.

(2)                                  The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)                                  Calculated in accordance with Rule 457(o) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 5, 2005

deCODE genetics, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
$100,000,000

This prospectus will allow us to issue our common stock, preferred stock, debt securities and warrants for debt or equity securities, either individually or in units, from time to time in one or more offerings.  We will provide a prospectus supplement each time we issue securities; the prospectus supplement will inform you about the specific terms of that offering and also may add, update or change information contained in this document.  You should read this document and any prospectus supplement carefully before you invest.

Our common stock is traded on The Nasdaq National Market under the symbol “DCGN.”  On December 1, 2005 the last reported sale price of the common stock was $8.52 per share.

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 4 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is December [•] , 2005

TABLE OF CONTENTS

About This Prospectus	2
deCODE genetics, Inc.	3
Risk Factors	4
Forward-Looking Statements	16
The Securities We May Offer	16
Legal Ownership of Securities	23
Ratio of Earnings	27
Use of Proceeds	27
Plan of Distribution	27
Legal Matters	29
Experts	29
Where You Can Find More Information	30
Incorporation of Certain Documents by Reference	30

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement we filed with the Securities and Exchange Commission using a “shelf” registration process.  Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities.  The prospectus supplement may also add, update or change information contained in this prospectus.  Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.  You should read both this prospectus and any prospectus supplement together with the additional information described below in “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement.  We have not authorized anyone to provide you with additional or different information.  This prospectus is not an offer to sell or a solicitation of an offer to buy our securities in any jurisdiction where it is unlawful to do so.  The information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus or of any sale of our securities.

deCODE genetics, Inc.

Headquartered in Reykjavik, Iceland, deCODE is a biopharmaceutical company applying its discoveries in human genetics to develop drugs for common diseases.  We use our population approach and resources to isolate genes and drug targets directly involved in the development of disease.  We are developing therapeutics aimed at combating the causes of disease, not just the signs and symptoms.  As these diseases are common and current therapies are of limited effectiveness, we believe that our strategy represents a significant opportunity to create better medicine with major potential in the global marketplace.

We believe that deCODE’s advantage derives from our population approach to human genetics and the ability to apply this approach across the drug development process.  In Iceland, we have comprehensive population resources that enable our scientists to efficiently conduct genome- and population-wide scans to identify key genes and gene variations contributing to common diseases.  The proteins encoded by these genes, and other proteins with which they interact in the disease pathway, offer drug targets that appear to be directly involved in the onset and progression of disease.  Small-molecule drugs that target these proteins may therefore represent a direct means of modulating the onset or progression of the disease.

Through our medicinal chemistry and structural biology subsidiaries based in the United States we are able to discover novel small-molecule therapeutic compounds, take candidate compounds through preclinical testing, and manufacture sufficient quantities for early-stage clinical trials.  Encode, our wholly-owned clinical research organization in Reykjavik, conducts Information-rich clinical trials™ (IRCTs) that utilize our population data and approach to make the clinical development process a more efficient and sensitive means of testing new drugs.  In certain programs we have also taken advantage of the fact that drug targets we have identified through our genetics research have already been employed by other companies to make developmental compounds for other indications.  By licensing these compounds or entering into co-development arrangements we have been able to leapfrog over several years of drug discovery, entering directly into Phase II clinical trials.

In order to support our drug development infrastructure, conserve our cash resources for use in our proprietary therapeutics programs, and diversify risk in our overall drug development portfolio, deCODE also leverages its capabilities to form corporate alliances and to provide services to fee-paying customers.  We have formed drug and other product development alliances with Roche and Merck, among others.  In addition to conducting work on our targets in our internal and collaborative drug development programs, our medicinal chemistry subsidiary provides drug discovery services to a range of fee-for-service customers.  Other service offerings include protein crystallization products, protein crystallization instruments and protein structure analysis through our structural biology subsidiary; clinical trials services through Encode; and DNA analysis services through our genotyping laboratory in Reykjavik.  Our customers include pharmaceutical and biotechnology companies, as well as universities and public-sector research organizations. As an additional means for deriving commercial value from our gene discovery work, we are applying our findings to create DNA-based diagnostics.  Because such tests analyze the same links between genetic variation and disease that we have used to identify drug targets, they can be employed to identify patients likely to respond well to a given drug therapy, as well as to identify individuals at an increased inherited risk of developing a disease.

deCODE was incorporated in Delaware in 1996. Our internet address is www.decode.com. Our address is Sturlugata 8, IS-101 Reykjavik, Iceland and our telephone number is + 011-354-570-1900.  We make available free of charge through our internet website our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.  We do so as soon as reasonably practicable after we electronically file such material with the Securities and Exchange Commission.

References in this prospectus to deCODE, the “Company”, “we” and “us” refer to deCODE genetics, Inc., a Delaware company, and deCODE genetics, Inc.’s wholly owned subsidiary, Islensk erfdagreining ehf., an Icelandic company registered in Reykjavik, and its subsidiaries, as well as deCODE genetics, Inc.’s wholly-owned subsidiaries deCODE chemistry, Inc. and deCODE biostructures, Inc., Delaware corporations, and their subsidiaries.

RISK FACTORS

Investing in our securities involves a high degree of risk.  You should carefully consider the risks described below before purchasing our securities.  The risks described below are not the only ones facing our company.  Additional risks not presently known to us, or that we currently believe are immaterial, may also impair our business.  Our business could be harmed by any of these risks.  As a result, the trading price of our securities could decline, and you might lose all or part of your investment.  In assessing these risks, you should also refer to the other information contained in or incorporated by reference into this prospectus and any prospectus supplement.

Risks Related to Our Business

We may not successfully develop or derive revenues from any products.

We use our technology and research capabilities to identify genes and gene variations that contribute to certain diseases and then develop small molecule drugs that target proteins produced by these genes.  Although we have identified genes that we believe are likely to cause certain diseases, we may not be correct and may not be successful in identifying any other similar genes or in developing drugs based on these discoveries.  Many experts believe that some of the diseases we are targeting are caused by both genetic and environmental factors.  Even if we identify specific genes that are partly responsible for causing diseases, any therapeutic or diagnostic products we develop as a result of our genetic work may not detect, prevent, treat or cure a particular disease.  Any pharmaceutical or diagnostic products that we or our collaborators are able to develop will fail to produce revenues unless we:

•                                       establish that they are safe and effective;

•                                       successfully compete with other technologies and products;

•                                       ensure that they do not infringe on the proprietary rights of others;

•                                       establish that they can be manufactured in sufficient quantities at reasonable costs;

•                                       obtain and maintain regulatory approvals for them; and

•                                       can market them successfully.

We may not be able to meet these conditions.  We expect that it will be years, if ever, before we will recognize significant revenue from the development of therapeutic or diagnostic products.

If we continue to incur operating losses longer than anticipated, or in amounts greater than anticipated, we may be unable to continue our operations.

We incurred a net loss of $41.6 million for the nine-months ended September 30, 2005 and $57.3 million for the year ended December 31, 2004, and had an accumulated deficit of $429.1 million at September 30, 2005.  We have never generated a profit and we have not generated revenues except for payments received in connection with our research and development collaborations with Roche, Merck and others from contract services and under grants.  Our research and development expenditures and general and administrative costs have exceeded our revenue to date, and we expect to spend significant additional amounts to fund research and development in order to enhance our core technologies and undertake product development (including drug development and related clinical trials).  We do not expect to receive royalties or other revenues from commercial sales of products developed using our technology in the near term.  It may be several years before product revenues materialize, if they do at all.  As a result, we expect to incur net losses for several years.  If the time required to generate product revenues and achieve profitability is longer than we currently anticipate or the level of losses is greater than we currently anticipate, we may not be able to continue our operations.

If our assumption about the role of genes in disease is wrong, we may not be able to develop useful products.

The products we hope to develop involve new and unproven approaches.  They are based on the assumption that information about genes may help scientists to better understand complex disease processes.  Scientists generally have a limited understanding of the role of genes in diseases, and few products based on gene discoveries have been developed. Of the products that exist, all are diagnostic products.  To date, we know of no therapeutic products based on disease-gene discoveries.  If our assumption about the role of genes in the disease process is wrong, our gene discovery programs may not result in products.

Clinical trials required for our product candidates or the products of our customers and partners are expensive and time-consuming, and their outcome is uncertain.

Before obtaining regulatory approvals for the commercial sale of any of our products under development, we must demonstrate through pre-clinical studies and clinical trials that the product is safe and effective for use in each target indication.  Pre-clinical testing and clinical development are long, expensive and uncertain processes.  It may take several years to complete testing for a product and failure can occur at any stage of testing.  The length of time necessary to complete clinical trials varies significantly and may be difficult to predict.  Factors that can cause delay or termination of our clinical trials include:

•                                       slower than expected patient enrollment due to the nature of the protocol, the proximity of patients to clinical sites, the eligibility criteria for the study, competition with clinical trials for other drug candidates or other factors;

•                                       lower than expected retention rates of patients in a clinical trial;

•                                       delayed approval of study protocol and pharmacogenomic components of studies by regulatory agencies in different countries, some of which are still developing policies with respect to pharmacogenomic testing;

•                                       inadequately trained or insufficient personnel at the study site to assist in overseeing and monitoring clinical trials;

•                                       delays in approvals or failure to obtain approval from the pertinent review boards or regulatory authorities;

•                                       longer treatment time required to demonstrate effectiveness or determine the appropriate product dose;

•                                       lack of sufficient supply of the product candidate;

•                                       adverse medical events or side effects in treated patients;

•                                       lack of effectiveness of the product candidate being tested; and

•                                       regulatory changes.

Even if we obtain positive results from pre-clinical or clinical trials for a particular product, we may not achieve the same success in future trials of that product.  In addition, some or all of the clinical trials we undertake may not demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals, which could prevent the creation of marketable products.  Our product development costs will increase if we have delays in testing or approvals, if we need to perform more or larger clinical trials than planned or if our trials are not successful.  Delays in our clinical trials may harm our financial results and the commercial prospects for our products.  Delays or termination of clinical trials that we conduct for our partners or customers may also harm our financial results as payments under these contracts may be delayed, reduced or curtailed.

Co-development of therapeutic and diagnostic products may be required, and delays in the development and approval of a commercially available diagnostic may delay drug approval or impede market acceptance of the therapeutic product.

The use of some of our therapeutic products may be dependent upon the selection of patients using both clinical and genetic markers.  This may require co-development and clinical testing of the therapeutic drug and a related diagnostic product.  In the United States, drug approval could be delayed until we successfully obtain FDA approval of the related diagnostic product.  In addition, if the diagnostic test cannot be performed on a commercially viable basis, it may impede market acceptance of our approved therapeutic products.  To successfully co-develop and market a drug and diagnostic we may also need to establish and maintain successful partnerships with manufacturing and marketing partners for diagnostic products.  If necessary partnerships can not be established or maintained, the development of our therapeutics and/or diagnostics may be delayed or may fail.

Because revenues are concentrated, the loss of a significant customer would harm our business.

Historically, a substantial portion of our revenue has been derived from contracts with a limited number of significant customers.  Our largest customer, Roche, accounted for approximately 17% and 28% of our consolidated revenue in the three-month periods ended September 30, 2005 and 2004, respectively, and 21% and 31% of our consolidated revenue in the nine-month periods ended September 30, 2005 and 2004, respectively.  Revenue under our alliances with Merck accounted for approximately 21% and 28% of our consolidated revenue in the three-month periods ended September 30, 2005 and 2004, respectively, and 19% and 21% of our consolidated revenue in the nine-month periods ended September 30, 2005 and 2004, respectively.  The loss of any significant customer may significantly lower our revenues and affect the resources available to support our drug discovery programs.

If we are not able to obtain sufficient additional funding to meet our capital requirements, we may be forced to reduce or terminate our research and product development programs.

We have spent substantial amounts of cash to fund our research and development activities and expect to continue to spend substantial amounts for these activities over the next several years.  We expect to use cash to collect, generate and analyze genotypic and disease data from volunteers in our disease-gene research programs; to conduct drug discovery and development activities (including clinical trials); and to continue other research and development activities. Many factors will influence our future capital needs, including:

•                                       the number, breadth and progress of our discovery and research programs;

•                                       our ability to attract customers;

•                                       our ability to commercialize our discoveries and the resources we devote to commercialization;

•                                       the amount we spend to enforce patent claims and other intellectual property rights; and

•                                       the costs and timing of regulatory approvals.

We have relied on, may continue to rely on partnerships for significant funding of our research efforts. In addition, we may seek additional funding through public or private equity offerings and debt financings.  We may not be able to obtain additional financing when we need it or the financing may not be on terms favorable to us or our stockholders.  Stockholders’ ownership will be diluted if we raise additional capital by issuing equity securities.

If we raise additional funds through collaborations and licensing arrangements, we may have to relinquish rights to some of our technologies or product candidates, or grant licenses on unfavorable terms.  If adequate funds are not available, we would have to scale back or terminate our discovery and research programs and product development.

If we cannot successfully develop a marketing and sales force or maintain suitable arrangements with third parties to market and sell our products, our ability to deliver products may be impaired.

We currently have no experience in marketing or selling pharmaceutical products.  In order to achieve commercial success for any approved product, we must either develop a marketing and sales force, which will require substantial additional funds and personnel, or, where appropriate or permissible, enter into arrangements with third parties to market and sell our products.  We might not be successful in developing marketing and sales capabilities.  Further, we may not be able to enter into marketing and sales agreements with others on acceptable terms, and any such arrangements, if entered into, may be terminated.  If we develop our own marketing and sales capability, it will compete with other companies that currently have experienced, well-funded and larger marketing and sales operations.  To the extent that we enter into co-promotion or other sales and marketing arrangements with other companies, revenues will depend on the efforts of others, which may not be successful.

If we cannot successfully form and maintain suitable arrangements with third parties for the manufacturing of the products we may develop, our ability to develop or deliver products may be impaired.

We have no experience in manufacturing products for commercial purposes and do not have manufacturing facilities that can produce sufficient quantities of drugs for large scale clinical trials.  Accordingly, we must either develop such facilities, which will require substantial additional funds, or rely on contract manufacturers for the production of products for development and commercial purposes.  In order to conduct our currently planned Phase III clinical trial of DG031, we will have to contract with third parties to manufacture a sufficient supply of the drug for the trial and to produce tablets containing DG031 in amounts sufficient for the clinical trial.  While we have signed contracts with suppliers for the production of DG031 material and tablets for the planned launch of our Phase III clinical trial, we have not received the finished drug tablets, and we may fail to secure sufficient supply of the drug in a timely manner over the duration of the trial.

The manufacture of our products for clinical trials and commercial purposes is subject to Good Manufacturing Practices (cGMP) regulations promulgated by the FDA.  In the event that we are unable to develop satisfactory manufacturing facilities or obtain or retain third-party manufacturing for our products, we will not be able to commercialize such products as planned.  We may not be able to enter into agreements for the manufacture of future products with manufacturers whose facilities and procedures comply with cGMP and other regulatory requirements.  Our current dependence upon others for the manufacture of our products may adversely affect our ability to develop and deliver such products on a timely and competitive basis and, in the longer term, the profit margin, if any, on the sale of future products and our ability to develop and deliver such products on a timely and competitive basis.

Our reliance on the Icelandic population may limit the applicability of our discoveries to certain populations.

The genetic make-up and prevalence of disease generally varies across populations around the world.  Common complex diseases generally occur with a similar frequency in Iceland and other European populations.  However, the populations of other nations may be genetically predisposed to certain diseases because of mutations not present in the Icelandic population.  As a result, we and our partners may be unable to develop diagnostic and therapeutic products that are effective on all or a portion of people with such diseases.  For our business to succeed, we must be able to apply discoveries that we make on the basis of the Icelandic population to other markets.

If we fail to protect confidential data adequately, we could incur a liability.

Under laws and regulations in force in Iceland, including applicable European laws, directives and regulations, all information on individuals that is used in our population research is anonymized under the protocols and supervision of the Data Protection Authority of Iceland.  If we fail to comply with these laws and regulations, we could lose public support for participation in our research and we could be liable to legal action.  Any failure to comply fully with all confidentiality requirements could lead to liability for damages incurred by individuals whose privacy is violated, the loss of our customers and reputation and the loss of the goodwill and participation of the Icelandic population, including healthcare professionals.  These eventualities could materially adversely affect our work in Iceland.

Some parts of our product development services create a risk of liability from clinical trial participants and the parties with whom we contract.

Through our wholly owned subsidiary Encode ehf., we conduct clinical trials of products we are developing and contract with drug companies and clinical research organizations to perform a wide range of services to assist them in bringing new drugs to market.  Our services include:

•                                       supervising clinical trials;

•                                       data and laboratory analysis;

•                                       patient recruitment; and

•                                       acting as investigators in conducting clinical trials.

If, in the course of these trials or activities,

•                                       we do not perform our services to contractual or regulatory standards;

•                                       we fail to obtain permission to conduct trials from the appropriate authorities in Iceland;

•                                       patients or volunteers suffer personal injury caused by or death from adverse reactions to the test drugs or otherwise;

•                                       there are deficiencies in the professional conduct of the investigators with whom we contract;

•                                       our laboratories inaccurately report or fail to report lab results; or

•                                       our informatics products violate rights of third parties,

then we could be held liable for these eventualities by the drug companies and clinical research organizations with whom we contract or by study participants.  We maintain product liability insurance for claims arising from the use of products we are developing in clinical trials conducted by Encode and are covered by the product liability insurance of the drug companies and clinical research organizations for whom we provide clinical trial services for claims arising from the use of their products in such trials.  Such insurance may be inadequate and in any event would not cover the risk of a customer deciding not to do business with us as a result of poor performance or claims for a customer’s financial loss as the result of our failure to perform our contractual obligations properly.

Use of therapeutic or diagnostic products developed as a result of our programs may result in product liability claims for which we have inadequate insurance.

The users of any therapeutic or diagnostic products developed by us or our collaborators as a result of our discovery or research programs (including participants in our clinical trials) may bring product liability claims against us.  Except as described above with respect to clinical trials conducted by Encode, we currently do not carry liability insurance to cover such claims (although we expect to obtain such insurance for our Phase III trial of DG031).  We are not certain that we or our collaborators will be able to obtain such insurance or, if obtained, that sufficient coverage can be acquired at a reasonable cost.  If we cannot protect against potential liability claims, we or our collaborators may find it difficult or impossible to commercialize products.

Our fee-for-service work bears certain risks of liability to our customers.

Our subsidiaries, deCODE chemistry, Inc., deCODE biostructures, Inc., and Emerald Biosystems, Inc., provide services and products for third party customers who pay us on a fee-for-service or product basis.  In this function, we often synthesize compounds and provide recommendations for research direction for our customers.

We also provide contract research services in X-ray crystallographic structure determination of protein-ligand complexes for customers, and often recommend targets to customers based on these determinations.

We may be liable to our customers for damages if we perform such services negligently or with willful misconduct, or if we provide customers with defective products.  We also may be held liable for failure to meet specifications or failure to comply with other contractual conditions.  While our agreements with customers limit our liability and while we carry general commercial liability insurance, such contractual limitations may not be effective in the event of our material breach of the agreements, gross negligence, or willful misconduct and such insurance may not be adequate.  We also supply compounds for clinical trials conducted by our customers.  In doing so, we may provide materials requiring certification of compliance with cGMP regulations applicable to production of such materials.  If we are found not to have complied with such requirements, we may incur liabilities related to such failures.  If participants in these trials suffer personal injury or death from adverse reactions to the test drugs, we could be held liable to our customers or the participants.  We maintain product liability insurance for claims arising from the use of products we supply.  However, such insurance may be inadequate.  Failure to perform to customer expectation also may limit future business from our existing customers, or could result in the holdback of certain payments due to us.

Our facilities where work for customers is conducted are subject to audits by FDA and by customers.  In the event we are found in non-compliance by FDA, there is a risk that such facility may be subject to corrective measures up to and including the closure of the facility.  Such closure would have impact on our ability to meet customer obligations as well as obligations relating to our internal programs.  Customer audits may lead to disputes regarding compliance with contractual terms, which could lead to potential disputes and/or liabilities as described above.

In addition, we typically have the obligation to maintain the confidentiality of proprietary information of our customers.  While we have systems in place to ensure that such confidentiality is protected, we do conduct work on our internal projects at the same facilities where we work for our customers; therefore, there is an increased risk that customers may claim that we have violated our confidentiality obligations or used their proprietary information in our proprietary projects.

Increased leverage as a result of our convertible debt may harm our financial condition and results of operations.

On September 30, 2005, we had $157.9 million of outstanding debt as reflected in our balance sheet.  We may incur additional indebtedness in the future and our outstanding 3.5% Senior Convertible Notes (the “Notes”) do not restrict our future issuance of indebtedness.  Our level of indebtedness will have several important effects on our future operations, including, without limitation:

•                                       a portion of our cash flow from operations will be dedicated to the payment of any interest required with respect to outstanding indebtedness;

•                                       increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

•                                       depending on the levels of our outstanding debt, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.

Our ability to make payments of principal and interest on our indebtedness depends upon our future performance, which will be subject to the success of our development and commercialization of new pharmaceutical products, general economic conditions, industry cycles and financial, business and other factors affecting our operations, many of which are beyond our control.  If we are not able to generate sufficient cash flow from operations in the future to service our debt, we may be required, among other things:

•                                       to seek additional financing in the debt or equity markets;

•                                       to refinance or restructure all or a portion of our indebtedness, including the Notes;

•                                       to sell selected assets; or

•                                       to reduce or delay expenditures on planned activities, including but not limited to clinical trials, and development and commercialization activities.

Such measures might not be sufficient to enable us to service our debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms.

We may be unable to hire and retain the key personnel upon whom our success depends.

We depend on the principal members of our management and scientific staff, including Dr. Kari Stefansson, Chairman, President and Chief Executive Officer.  We have not entered into agreements with any of these people that bind them to a specific period of employment.  If any of these people leave, our ability to conduct our operations may be negatively affected. Our future success also will depend in part on our ability to attract, hire and retain additional personnel.  There is intense competition for such qualified personnel and we cannot be certain that we will be able to continue to attract and retain such personnel.  Failure to attract and retain key personnel could have a material adverse effect on us.

Currency fluctuations may negatively affect our financial condition.

We primarily expend or generate cash in U.S. dollars, our functional currency.  We also publish our consolidated financial statements in U.S. dollars.  Currency fluctuations can affect our financial results because a portion of our cash reserves, our debt and our operating costs are in Icelandic kronas.  A fluctuation of the exchange rates of the Icelandic krona against the U.S. dollar can thus adversely affect the “buying power” of our cash reserves and revenues.  Most of our long-term liabilities are U.S. dollar denominated.  However, we may enter into hedging transactions if we have substantial foreign currency exposure in the future.  We may have increased exposure as a result of investments or payments from collaborative partners.

Our contracts may terminate upon short notice.

Many of our contracts for research services are terminable on short notice.  This means that our contracts could be terminated for numerous reasons, any of which may be beyond our control such as a reduction or reallocation of a customer’s research and development budget or a change in a customer’s overall financial condition.  The loss of a large contract or multiple smaller contracts, or a significant decrease in revenue derived from a contract, could significantly reduce our profitability and require us to reallocate under-utilized physical and professional resources.

Risks Related to Our Collaborative Relationships

If we are unable to form and maintain the collaborative relationships that our business strategy requires, our programs will suffer and we may not be able to develop products.

Our strategy for developing products and deriving revenues from them is dependent, in part, upon our ability to enter into collaborative arrangements with research collaborators, corporate partners and others.  We may rely on these arrangements both to provide funding necessary to our product development and to obtain goods and services that we require for our product development.  We do not have the capacity to conduct large scale Phase III clinical trials and will rely on partnerships or third party contractors to conduct our Phase III trials, including our currently planned Phase III trial of DG031.  We will rely on these third parties to provide us with clinical material for the trial and various services necessary to organize and conduct a multi-center, multinational study, as well as other goods and services.  We have not entered into contracts for all goods and services required for the Phase III trial of DG031 at this time.  Our arrangement for this and other Phase III trials will be subject to risks described below, with respect to our collaborative relationships.

If our collaborations are not successful or if we are not able to manage multiple collaborations successfully, our programs may suffer. If we increase the number of collaborations, it will become more difficult to manage the various collaborations successfully and the potential for conflicts among the collaborators as to rights to the technology and products generated under work conducted with us will increase.

Dependence on collaborative relationships may lead to delays in product development, product defects and disputes over rights to technology.

We may form collaborative relationships (including relationships with clinical research organizations to conduct clinical trials on our behalf) that will, in some cases, make us dependent on collaborators for the pre-clinical studies and/or clinical trials and for regulatory approval of any products that we are developing. Failure of such collaborators to perform under these agreements properly in a timely manner, or at all, may lead to delays in our product development. In addition, if participants in the trials conducted by our collaborators suffer personal injury or death as a result of actions of the collaborators, we could be held liable.  In some cases, our agreements with collaborators typically allow them significant discretion in electing whether and how to pursue such activities. We cannot control the amount and timing of resources collaborators will devote to these programs or potential products.

Our collaborators may stop supporting our products or providing services to us if they develop or obtain rights to competing products. Disputes may arise in the future over the ownership of rights to any technology developed with collaborators. These and other possible disagreements between our collaborators and us could lead to delays in the collaborative research, development or commercialization of products. Such disagreements could also result in litigation or require arbitration to resolve.

Risks Related to Our Industry

Concerns regarding the use of genetic testing results may limit the commercial viability of any products we develop.

Other companies have developed genetic predisposition tests that have raised ethical concerns.  It is possible that employers or others could discriminate against people who have a genetic predisposition to certain diseases.  Concern regarding possible discrimination may result in governmental authorities enacting restrictions or bans on the use of all, or certain types of, genetic testing.  Similarly, such concerns may lead individuals to refuse to use genetic tests even if permissible.  These factors may limit the market for, and therefore the commercial viability of, products that our collaborators and/or we may develop.

We may not be able to compete successfully with other companies and government agencies in the development and marketing of products and services.

A number of companies are attempting to rapidly identify and patent genes that cause diseases or an increased susceptibility to diseases.  Competition in this field and our other areas of business, including drug discovery and development is intense and is expected to increase.  We have numerous competitors, including major pharmaceutical and diagnostic companies, specialized biotechnology firms, universities and other research institutions, and other government-sponsored entities and companies providing healthcare information products.  Our collaborators, including Roche and Merck, may also compete with us.  Many of our competitors, either alone or with collaborators, have considerably greater capital resources, research and development staffs and facilities, and technical and other resources than we do, which may allow them to discover important genes or develop drugs based on such discoveries before we do.  We believe that a number of our competitors are developing competing products and services that may be commercially successful and that are further advanced in development than our potential products and services.  To succeed, we, together with our collaborators, must discover disease-predisposing genes, characterize their functions, develop genetic tests or therapeutic products and related information services based on such discoveries, obtain regulatory and other approvals, and launch such services or products before competitors.  Even if we or our collaborators are successful in developing effective products or services, our products and services may not successfully compete with those of our competitors, including cases where the competing drugs use the same mechanism of action as our products.  Our competitors may succeed in developing and marketing products and services that are more effective than ours or that are marketed before ours.

Competitors have established, and in the future may establish, patent positions with respect to gene sequences related to our research projects.  Such patent positions or the public availability of gene sequences comprising substantial portions of the human genome could decrease the potential value of our research projects and make it more difficult for us to compete.  We may also face competition from other entities in gaining access to DNA samples used for research and development purposes.  Our competitors may also obtain patent protection or other intellectual property rights that could limit our rights, or our customers’ ability, to use our technologies or databases, or commercialize therapeutic or diagnostics products.  In addition, we face, and will continue to face, intense competition from other companies for collaborative arrangements with pharmaceutical and biotechnology companies, for establishing relationships with academic and research institutions and for licenses to proprietary technology.

We expect competition to intensify as technical advances are made and become more widely known.  Our future success will depend in large part on maintaining a competitive position in the genomic field.  Rapid technological development may result in products or technologies becoming obsolete before we recover the expenses we incur in developing them.

Our ability to compete successfully will depend, in part, on our ability, and that of our collaborators, to:

•                                       develop proprietary products;

•                                       develop and maintain products that reach the market first, and are technologically superior to, and more cost effective than, other products on the market;

•                                       obtain patent or other proprietary protection for our products and technologies;

•                                       attract and retain scientific and product development personnel;

•                                       obtain required regulatory approvals; and

•                                       manufacture, market and sell products that we develop.

Changes in outsourcing trends and economic conditions in the pharmaceutical and biotechnology industries could adversely affect our growth.

Economic factors and industry trends that affect our primary customers, pharmaceutical and biotechnology companies, also affect our business.  For example, the practice of many companies in these industries has been to outsource to organizations like us the conduct of genetic research, clinical research, sales and marketing projects and chemistry and structural biology research and development projects.  If these industries reduce their present tendency to outsource those projects, our operations, financial condition and growth rate could be materially and adversely affected.  These alliances and arrangements are both time consuming and complex and we face substantial competition in establishing these relationships.  In addition, our ability to generate new business could be impaired by general economic downturns in our customers’ industries.  We have experienced increasing pressure on the part of our customers to reduce expenses, including the use of our services as a result of negative economic trends generally and in the pharmaceutical industry.  If pharmaceutical and biotechnology companies discontinue or decrease their usage of our services, including as a result of the slowdown in the overall U.S. economy, our revenues and earnings could be lower than we expect and our revenues may decrease or not grow at historical rates.

If regulatory approvals for products resulting from our gene discovery programs are not obtained, we will not be able to derive revenues from these products.

Government agencies must approve new drugs and diagnostic products in the countries in which they are to be marketed.  We cannot be certain that we can obtain regulatory approval for any drugs or diagnostic products resulting from our gene discovery programs.  The regulatory process can take many years and require substantial resources.  Because some of the products likely to result from our disease research programs involve the application of new technologies and may be based upon a new therapeutic approach, various government regulatory authorities may subject such products to substantial additional review.  As a result, these authorities may grant regulatory approvals for these products more slowly than for products using more conventional technologies.  Furthermore, regulatory approval may impose limitations on the use of a drug or diagnostic product.

Even if a product is approved for marketing, it and its manufacturer must undergo continuing review. Discovery of previously unknown problems with a product may have adverse effects on our business, financial condition and results of operations, including withdrawal of the product from the market.

Third party reimbursement and health care reform policies may reduce market acceptance of our products.

Our success will depend in part on the price and extent to which we will be paid for our products by government and health administration authorities, private health insurers and other third party payers.  Reimbursement for newly approved healthcare products is uncertain.  Third party payers, including Medicare in the United States, are increasingly challenging the prices charged for medical products and services.  They are increasingly attempting to contain healthcare costs by limiting both coverage and the level of reimbursement for new therapeutic products.  We cannot be certain that any third party insurance coverage will be available to patients for any products we discover or develop.  If third party payers do not provide adequate coverage and reimbursement levels for our products, the market acceptance of these products may be materially reduced.

Numerous governments have undertaken efforts to control growing healthcare costs through legislation, regulation and voluntary agreements with medical care providers and pharmaceutical companies.  If cost containment efforts limit the profits that can be derived from new drugs, our customers may reduce their research and development spending which could reduce the business they outsource to us.

Our operations involve a risk of injury or damage from hazardous materials, and if an accident were to occur, we could be subject to costly and damaging liability claims.

In the course of our work, we handle and produce hazardous materials and chemicals as well as compounds which may have known or unknown characteristics such as toxicity and reactivity with other compounds.  Although we have systems in place to manage such compounds and their characteristics, the risk of accidental contamination or injury from these materials cannot be completely eliminated.  Any such contamination or injury could result in negative effects to our personnel or facilities, which could lead to liabilities as well as impacting our ability to meet customer obligations and conduct our internal programs.

Risks Related to Our Intellectual Property

We may not be able to protect the proprietary rights that are critical to our success.

Our success will depend in part on our ability to protect our products, our genealogy database and genotypic data and any other proprietary databases that we develop and our proprietary software and other proprietary methods and technologies.  Despite our efforts to protect our proprietary rights, unauthorized parties may be able to obtain and use information that we regard as proprietary.

While we require employees, business partners, academic collaborators and consultants to enter into confidentiality agreements, there can be no assurance that proprietary information will not be disclosed, that others will not independently develop substantially equivalent proprietary information and techniques, otherwise gain access to our trade secrets or disclose such technology, or that we can meaningfully protect our trade secrets.

Our commercial success will depend in part on obtaining patent protection.  The patent positions of pharmaceutical, biopharmaceutical and biotechnology companies, including deCODE, are generally uncertain and involve complex legal and factual considerations. We cannot be sure that:

•                                       any of our pending patent applications will result in issued patents;

•                                       we will develop additional proprietary technologies that are patentable;

•                                       any patents issued to us or our partners will provide a basis for commercially viable products, will provide us with any competitive advantages or will not be challenged by third parties; or

•                                       the patents of others will not have an adverse effect on our ability to do business.

If we are unable to obtain patent protection for our technology or discoveries, the value of our proprietary resources may be adversely affected.

In addition, patent law relating to the scope of claims in the area of genetics and gene discovery is still evolving and subject to uncertainty, including in areas important to us such as patenting of discoveries for the development of therapeutic methods, diagnostic methods and products that predict inherited susceptibility to diseases and diagnostic methods and products that predict drug response and disease progression.  Accordingly, the degree of future protection for our proprietary rights is uncertain and, we cannot predict the breadth of claims allowed in any patents issued to us or others.  We could also incur substantial costs in litigation if we are required to defend ourselves in patent suits brought by third parties or if we initiate such suits to enforce our own patents against potential infringers.

Others may have filed and in the future are likely to file patent applications covering products or technology that are similar or identical to our products and technology.  In addition, others may develop competitive products outside the protection that may be afforded by the claims of our patents.  We cannot be certain that our patent applications will have priority over any patent applications of others.  The mere issuance of a patent does not guarantee that it is valid or enforceable; thus even if we are holding or are granted patents, we cannot be sure that they would be valid and enforceable against third parties.  Further, a patent does not provide the patent holder with freedom to operate in a way that infringes the patent rights of others.  Any legal action against us or our partners claiming damages and seeking to enjoin commercial activities relating to the affected products and processes could, in addition to subjecting us to potential liability for damages, require us or our partners to obtain a license in order to continue to manufacture or market the affected products and processes.  There can be no assurance that we or our partners would prevail in any action or that any license required under any patent would be made available on commercially acceptable terms, if at all.  If licenses are not available, we or our partners may be required to cease marketing our products or practicing our methods.

If expressed sequence tags, single nucleotide polymorphisms, or SNPs, or other sequence information become publicly available before we apply for patent protection on a corresponding full-length or partial gene, our ability to obtain patent protection for those genes or gene sequences could be adversely affected.  In addition, other parties are attempting to rapidly identify and characterize genes through the use of gene expression analysis and other technologies.  If any patents are issued to other parties on these partial or full-length genes or gene products or uses for such genes or gene products, the risk increases that the sale of our or our collaborators’ potential products or processes may give rise to claims of patent infringement.  The amount of supportive data required for issuance of patents for human therapeutics is highly uncertain.  If more data than we have available is required, our ability to obtain patent protection could be delayed or otherwise adversely affected.  Even with supportive data, the ability to obtain patents is uncertain in view of evolving examination guidelines, such as the utility and written description guidelines that the U.S. Patent and Trademark Office have adopted.

Our patent protection for DG031 may provide marketing exclusivity for only a limited term.

The patents we licensed from Bayer for DG031 expire in 2009 and 2012.  While we will seek to obtain one or more use patents protecting our proprietary rights to specific uses of this compound for a longer period, we cannot be certain that we will obtain such patents or that they will adequately protect us.  In addition, although we may seek to extend the term of one of the patents we licensed from Bayer and to obtain marketing exclusivity under the Hatch-Waxman Act and equivalent foreign statutes, we cannot be certain that we will be successful.  Expiration of patent(s) prior to regulatory approval may affect our ability to gain the full benefit of such possible term extension/marketing exclusivity.  Further, even if regulatory approval is received before patent expiration, the U.S. Patent and Trademark Office and/or FDA may not rule on our application for term extension in a timely manner.  If we cannot obtain new patents or fully extend the term of patent protection under one of the patents we licensed from Bayer, the amount of revenues that we will be able to derive from an approved product based on these patents may be adversely affected.

Any patent protection we obtain for our products may not prevent marketing of similar competing products.

Patents on our products may not prevent our competitors from designing around and developing similar compounds or compounds with similar modes of action that may compete successfully with our products.  Such third party compounds may prove to be superior to our products or gain wider market acceptance and thus adversely affect any revenue stream that we could otherwise expect from sales of our products.

Any patents we obtain may be challenged by producers of generic drugs.

Patents on new drugs, which are also commonly referred to as “branded drugs” or “pioneer drugs,” face increased scrutiny and challenges in the courts from manufacturers of generic drugs who may receive benefits such as limited marketing co-exclusivity if the challenge is successful.  Such patent challenges typically occur when the generic manufacturer files an Abbreviated New Drug Application with the FDA and asserts that the patent or patents covering the branded drug are invalid or unenforceable, forcing the owner or licensee of the branded drug to file suit for patent infringement.  If any patents we obtain are subject to such successful patent challenges, our marketing exclusivity may be eliminated or reduced in time, which would thus adversely affect any revenue stream that we could otherwise expect from sales of our products.

Risks Related to this Offering

Future sales of securities may dilute our stockholders.

We may sell the securities covered by this prospectus in one or more transactions at prices and in a manner we determine from time to time.  If we sell the securities in more than one transaction, stockholders who purchase stock covered by this prospectus may be materially diluted by subsequent sales that are also covered by this prospectus.  In addition, we may sell securities from time to time in the future in transactions not covered by this prospectus.  Such sales may also result in material dilution to our stockholders.

The price of our securities is volatile and the market value of your investment may decrease.

The market prices for securities of biotechnology and pharmaceutical companies, including ours, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the actual performance of particular companies.  In addition to the various risks described elsewhere in this prospectus, the following factors could have an adverse effect on the market price of our securities:

•                                       fluctuations in our operating results;

•                                       announcement of technological innovations or new therapeutic products by us or others;

•                                       clinical trial results;

•                                       developments concerning agreements with collaborators;

•                                       actual or threatened litigation;

•                                       governmental regulation and regulatory actions;

•                                       changes in patent laws;

•                                       developments concerning patent or other proprietary rights;

•                                       public concern as to the safety of drugs developed by us or others;

•                                       future sales of substantial amounts of securities by existing stockholders; and

•                                       general market conditions and economic and other external factors, including disasters, wars and other crises.

We may issue preferred stock with rights that could affect your rights and prevent a takeover of the business.

Our board of directors has the authority, without further approval of our stockholders, to fix the rights and preferences, and to issue up to 6,716,666 shares of preferred stock.  In addition, Delaware corporate law imposes limitations on certain business combinations.  These provisions could, under certain circumstances, delay or prevent a change in control of deCODE and, accordingly, could adversely affect the price of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements relate to future events or our future financial performance.  In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential” or “continue” or the negative of such terms or other comparable terminology. We cannot assure you that our expectations and assumptions will prove to be correct.  We do not intend to update or revise any forward-looking statements, whether as a result of future events, new information or otherwise, except to the extent that the reports we are required to file under the Securities Exchange Act of 1934, as amended, contain such updates or revisions.  We have included important factors in the cautionary statements contained or incorporated by reference in this prospectus that we believe would cause our actual results to differ materially from the forward-looking statements that we make.

THE SECURITIES WE MAY OFFER

We may offer common stock, preferred stock, debt securities, warrants and units.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights.  Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.  Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor.  Upon the liquidation, dissolution or winding up of deCODE, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.  Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities.  There are no redemption or sinking fund provisions applicable to our common stock.  All outstanding shares of our common stock are, and all shares of common stock that may be issued under this prospectus will be, fully paid and non-assessable.

Preferred Stock

Under our Amended and Restated Certificate of Incorporation we may issue up to 6,716,666 shares of preferred stock.  No shares of preferred stock or options to purchase preferred stock are currently outstanding.  Our board of directors has the authority, without further action by the stockholders, to issue up to the maximum authorized number of shares of preferred stock in one or more series.  The board of directors also has the authority to designate the rights, preferences, privileges and restrictions of each such series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series.  The rights, preferences, privileges and restrictions of each series will be fixed by the certificate of designation relating to that series.  Any or all of the rights of the preferred stock may be greater than the rights of the common stock.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of deCODE without further action by the stockholders.  The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock.

Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

•                                       the number of shares in the series of preferred stock;

•                                       the designation for the series of preferred stock by number, letter or title that shall distinguish the series from any other series of preferred stock;

•                                       the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•                                       the voting rights of that series of preferred stock, if any;

•                                       any conversion provisions applicable to that series of preferred stock;

•                                       any redemption or sinking fund provisions applicable to that series of preferred stock;

•                                       the liquidation preference per share of that series of preferred stock, if any; and

•                                       the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

Debt Securities

The following description of the debt securities we may offer, together with the additional information included in any prospectus supplement, describes the material terms and conditions of this type of security but is not complete.  For a more detailed description of the terms of the debt securities, please refer to the indenture between deCODE and a trustee to be selected, relating to the issuance of the senior notes, and the indenture between deCODE and a trustee to be selected, relating to the issuance of the subordinated notes.  We have filed those indentures as exhibits to the registration statement of which this prospectus is a part.

We will describe in a prospectus supplement the specific terms of any debt securities we may offer pursuant to this prospectus.  If indicated in a prospectus supplement, the terms of such debt securities may differ from the terms described below.

The senior notes will be issued under a senior indenture to be entered into between deCODE and the trustee named in the senior indenture.  The subordinated notes will be issued under a subordinated indenture to be entered into between deCODE and the trustee named in the subordinated indenture.  As used herein, the term “indentures” refers to both the senior indenture and the subordinated indenture.  The indentures will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”).  As used herein, the term “trustee” refers to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of certain material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indentures applicable to a particular series of debt securities, including the definitions therein of certain terms.  Except as otherwise indicated, the terms of the senior indenture and the subordinated indenture are identical.

General

Each prospectus supplement will describe the following terms relating to each series of notes that we may issue:

•                                       the title;

•                                       whether the notes are senior debt securities or subordinated debt securities and the terms of subordination;

•                                       any limit on the amount that may be issued;

•                                       whether or not such series of notes will be issued in global form, the terms and who the depositary will be;

•                                       the maturity date(s);

•                                       the annual interest rate(s) (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record date(s) for interest payment date(s) or the method for determining such date(s);

•                                       the place(s) where payments shall be payable;

•                                       deCODE’s right, if any, to defer payment of interest and the maximum length of any such deferral period;

•                                       the date, if any, after which, and the price(s) at which, such series of notes may, pursuant to any optional redemption provisions, be redeemed at deCODE’s option, and other related terms and provisions; the date(s), if any, on which, and the price(s) at which deCODE is obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, such series of notes and other related terms and provisions;

•                                       the denominations in which such series of notes will be issued, if other than denominations of $1,000 and any integral multiple thereof; any addition to, or modification or deletion of, any event of default or any covenant of deCODE specified in the applicable indenture with respect to such series of notes;

•                                       terms and conditions, if any, pursuant to which such series of notes are secured; and

•                                       any other terms.

The debt securities may be issued as original issue discount securities.  An original issue discount security is a debt security, including any zero-coupon debt security, which:

•                                       is issued at a price lower than the amount payable upon its stated maturity; and

•                                       provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

U.S. federal income tax considerations applicable to debt securities sold at an original issue discount security will be described in the applicable prospectus supplement.  In addition, U.S. federal income tax or other considerations applicable to any debt securities which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Under the indentures, we will have the ability, in addition to the ability to issue debt securities, with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless such reopening was restricted when the series was created, in an aggregate principal amount determined by us.  All such debt securities including those issued pursuant to such reopening shall vote together as a single class.

Conversion or Exchange Rights

The terms on which a series of notes may be convertible into or exchangeable for common stock or other securities of deCODE will be set forth in the prospectus supplement relating thereto.  Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of deCODE, and may include provisions pursuant to which the number of shares of common stock or other securities of deCODE to be received by the holders of such series of notes would be subject to adjustment.

Consolidation, Merger or Sale

Unless otherwise noted in a prospectus supplement, the indentures will not contain any covenant which restricts the ability of deCODE to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of its assets.  However, any successor or acquirer of such assets must assume all of the obligations of deCODE under the indentures or the notes, as appropriate.

Events of Default Under the Indenture

The following will be events of default under the indentures with respect to any series of notes issued:

•                                       failure to pay interest when due if such failure continues for thirty (30) days and the time for payment has not been extended or deferred;

•                                       failure to pay the principal (or premium, if any) when due;

•                                       failure to observe or perform any other covenant contained in the applicable series of notes or the indentures (other than a covenant specifically relating to another series of notes), if such failure continues for ninety (90) days after deCODE receives notice from the trustee or holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding notes of that series;

•                                       if the series of notes is convertible into shares of common stock or other securities of deCODE, failure by deCODE to deliver common stock or the other securities when the holder or holders of such securities elect to convert the debt securities into shares of common stock or other securities of deCODE; and

•                                       certain events of bankruptcy, insolvency or reorganization of deCODE.

The supplemental indenture or the form of note for a particular series of notes may include additional events of default or changes to the events of default described above.  For any additional or different events of default applicable to a particular series of notes, see the prospectus supplement relating to such series.

If an event of default with respect to notes of any series occurs and is continuing, the debenture trustee or the holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding notes of that series, by notice in writing to deCODE (and to the debenture trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest (unless such default or event of default has been cured in accordance with the indenture).

Any such waiver shall cure such default or event of default.  Subject to the terms of the indentures (as supplemented), if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

•                                       it is not in conflict with any law or the applicable indenture;

•                                       the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

•                                       subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the notes of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or another trustee, or to seek other remedies if:

•                                       the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•                                       the holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute such proceedings as trustee; and

•                                       the trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within sixty (60) days after such notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if deCODE defaults in the payment of the principal, premium, if any, or interest on, the notes.

deCODE will periodically file statements with the trustee regarding its compliance with certain of the covenants in the indentures.

Modification of Indenture; Waiver

deCODE and the trustee may change an indenture without the consent of any holders with respect to certain matters, including:

•                                       to cure any ambiguity, defect or inconsistency in such indenture;

•                                       to change anything that does not materially adversely affect the interests of any holder of notes of any series;

•                                       to provide for the assumption by a successor person or the acquirer of all or substantially all of the assets of deCODE of the obligations of deCODE under such indenture;

•                                       to add to the covenants of deCODE for the benefit of holders of notes of any series or to surrender any right or power conferred upon deCODE; and

•                                       to comply with any requirement of the SEC in connection with the qualification of an indenture under the Trust Indenture Act.

In addition, under the indentures, the rights of holders of a series of notes may be changed by deCODE and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected.  However, the following changes may only be made with the consent of each holder of any outstanding notes affected:

•                                       changing the fixed maturity of such series of notes; or

•                                       reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any such notes.

In addition, any reduction in the percentage of principal amount of notes, the holders of which are required to consent to any amendment, modification or waiver under the applicable indenture will require the affirmative consent of at least the percentage of notes which would originally have been required to make such consent, modification or waiver effective.

Form, Exchange and Transfer

The notes of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indentures will provide that notes of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by deCODE and identified in a prospectus supplement with respect to such series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes of any series will be exchangeable for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by deCODE or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by deCODE for such purpose.  Unless otherwise provided in the notes to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but deCODE may require payment of any taxes or other governmental charges.  The security registrar and any transfer agent (in addition to the security registrar) initially designated by deCODE for any notes will be named in the applicable prospectus supplement.  deCODE may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that deCODE will be required to maintain a transfer agent in each place of payment for the notes of each series.

If the notes of any series are to be redeemed, deCODE will not be required to:

•                                       issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business fifteen (15) days before the day of mailing of a notice of redemption of any such notes that may be selected for redemption and ending at the close of business on the day of such mailing; or

•                                       register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any such notes being redeemed in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically set forth in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.  The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any notes on any interest payment date will be made to the person in whose name such notes, or one or more predecessor securities, are registered at the close of business on the regular record date for such interest.

Principal of and any premium and interest on the notes of a particular series will be payable at the office of the paying agents designated by deCODE, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder.  Unless otherwise indicated in such prospectus supplement, the corporate trust office of the trustee in New York, New York will be designated as deCODE’s sole paying agent for payments with respect to notes of each series.  Any other paying agents initially designated by deCODE for the notes of a particular series will be named in the applicable prospectus supplement.  deCODE will be required to maintain a paying agent in each place of payment for the notes of a particular series.

All moneys paid by deCODE to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to deCODE, and the holder of the security thereafter may look only to deCODE for payment thereof.

Governing Law

The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of deCODE’s other indebtedness to the extent described in a prospectus supplement.  The subordinated indenture does not limit the amount of subordinated notes which deCODE may issue, nor does it limit deCODE from issuing any other secured or unsecured debt.

Warrants

We may issue warrants, including warrants to purchase common stock, preferred stock, debt securities, or any combination of the foregoing.  Warrants may be issued independently or together with any securities and may be attached to or separate from the securities.  The warrants may be issued under warrant agreements to be entered into between us and a warrant agent as detailed in the prospectus supplement relating to warrants being offered.

We will describe the applicable prospectus supplement particular terms, including, where applicable, the following:

•                                       the title of the warrants;

•                                       the aggregate number of the warrants;

•                                       the price or prices at which the warrants will be issued;

•                                       the designation, amount, and terms of the offered securities purchasable upon exercise of the warrants;

•                                       the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•                                       if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•                                       the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased;

•                                       the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•                                       the minimum or maximum amount of the warrants which may be exercised at any one time;

•                                       information with respect to book-entry procedures, if any;

•                                       a discussion of any federal income tax considerations; and

•                                       any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Units

We may issue units comprised of one or more shares of common stock, shares of preferred stock, debt securities and warrants in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The units may be issued under unit agreements to be entered into between us and the unit agent as detailed in the prospectus supplement relating to the units being offered.

We will describe in the applicable prospectus supplement the particular terms of the units, including:

•                                       the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; and

•                                       any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities.  We describe global securities in greater detail below.  We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities.  These persons are the legal holders of the securities.  We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.  As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement.  This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system.  These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its nominee.  Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.  The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant.  As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form.  In these cases, investors may choose to hold their securities in their own names or in “street name.”  Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•                                       how it handles securities payments and notices;

•                                       whether it imposes fees or charges;

•                                       how it would handle a request for the holders’ consent, if ever required;

•                                       whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•                                       how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•                                       if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary.  Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select.  The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise.  We describe those situations below under “Special Situations When a Global Security Will Be Terminated.”  As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated.  If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.  We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•                                       An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•                                       An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•                                       An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•                                       An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•                                       The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security.  We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security.  We and the trustee also do not supervise the depositary in any way;

•                                       The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•                                       Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.  There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests.  After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders.  We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•                                       if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•                                       if we notify any applicable trustee that we wish to terminate that global security; or

•                                       if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

RATIO OF EARNINGS TO FIXED CHARGES
AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Since our earnings were insufficient to cover fixed charges or combined fixed charges and preferred stock dividends for the nine-month period ended September 30, 2005 and in each of the years in the five-year period ended December 31, 2004, we are unable to provide ratios of earnings to fixed charges or earnings to combined fixed charges and preferred stock dividends for each respective period.  The following table sets forth the dollar amount (in thousands) of the additional earnings that we would have had to generate in each period to achieve a 1:1 coverage ratio:

	Nine Months Ended September 30	Year Ended December 31,
	2005	2004	2003	2002	2001	2000

Ratio of Earnings to Fixed Charges (Coverage Deficiency)(1)	$(41,638)	$(57,255)	$(35,123)	$(131,761)	$(51,985)	$(30,624)
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (Coverage Deficiency)(2)	$(41,638)	$(57,255)	$(35,123)	$(131,761)	$(51,985)	$(38,165)

(1)                                  For the purpose of these calculations, “earnings” consist of our loss from continuing operations before income taxes, cumulative effect of accounting changes, equity in net loss of affiliate and fixed charges.  “Fixed charges” consist of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense deemed by us to be representative of the interest factor of rental payments under leases.

(2)                                  For the purpose of these calculations, “earnings” consist of our loss from continuing operations before income taxes, cumulative effect of accounting changes, equity in net loss of affiliate and fixed charges.  “Fixed charges” consist of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense deemed by us to be representative of the interest factor of rental payments under leases.  “Combined fixed charges and preferred stock dividends” consist of fixed charges together with accreted dividends and amortization of discount on preferred stock.

USE OF PROCEEDS

Each time we issue our securities, we will provide a prospectus supplement that will contain information about how we intend to use the net proceeds from each offering.

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for working capital and general corporate purposes.

PLAN OF DISTRIBUTION

We may offer the offered securities in one or more of the following ways from time to time:

•                                       to or through underwriters, brokers or dealers;

•                                       by ourselves directly;

•                                       through agents; or

•                                       through a combination of any of these methods of sale.

We may sell securities under this prospectus from time to time in one or more transactions:

•                                       at a fixed price or prices, which may be changed;

•                                       at market prices prevailing at the time of sale;

•                                       at prices related to such prevailing market prices; or

•                                       at prices determined on a negotiated or competitive bid basis.

The prospectus supplement relating to an offering of offered securities will set forth the terms of such offering, including:

•                                       the name or names of any underwriters, dealers or agents;

•                                       the purchase price of the offered securities and the proceeds we will receive from such sale;

•                                       any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•                                       the initial public offering price;

•                                       any discounts or concessions to be allowed or reallowed or paid to dealers; and

•                                       any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of the offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate.  Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•                                       A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•                                       A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•                                       A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the Nasdaq National Market or otherwise.  Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals.  The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

We may sell offered securities directly to one or more institutional purchasers, or through agents we designate from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale.  Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to that offering.  Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, shares of common stock may be issued upon conversion of or in exchange for debt securities, preferred stock or depositary shares and upon exercise of warrants.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions.  Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

The offered securities may be a new issue of securities and may have no established trading market.  Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  The offered securities may or may not be listed on the Nasdaq Stock Market or a national securities exchange.  No assurance can be given that there will be a market for the offered securities.

LEGAL MATTERS

Stevens & Lee, P.C., Princeton, New Jersey will pass upon the validity of the securities being offered under this prospectus.

EXPERTS

The financial statements as of and for the year ended December 31, 2004 and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2004 incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements as of December 31, 2003 and for each of the two years in the period ended December 31, 2003 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3, which we filed with the Securities and Exchange Commission (“SEC”) under the Securities Act. It omits some of the information set forth in the registration statement.  You can find additional information about us in the registration statement.  Copies of the registration statement are on file at the offices of the SEC.  You may obtain them by paying the prescribed fee or you may examine them without charge at the SEC’s public reference facilities described below.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as required by the Exchange Act, we file reports, proxy statements and other information with the SEC.  You may inspect these reports, proxy statements and other information without charge and copy them at the Public Reference Room maintained by the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The information we file with the SEC is also available through the SEC’s web site (http://www.sec.gov) and our web site (http://www.decode.com).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which we have filed with the SEC, are incorporated herein by reference:

(a)                                  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 16, 2005.

(b)                                 Our Current Reports on Form 8-K, filed January 21, 2005, April 4, 2005, May 23, 2005, July 5, 2005, July 21, 2005 August 1, 2005 and November 15, 2005.

(c)                                  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 filed on May 10, 2005, August 5, 2005 and November 9, 2005.

(d)                                 Our definitive proxy statement on Form 14A dated April 11, 2005 for our Annual Meeting of Stockholders held on May 10, 2005, filed on April 11, 2005.

(e)                                  The description of our capital stock incorporated by reference into our Form 8-A filed on June 26, 2000 pursuant to Section 12(g) of the Exchange Act; and

(f)                                    The description of our capital stock contained in the prospectus filed on July 18, 2000 pursuant to Rule 424(b) of the Securities Act.

All documents which we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to termination of the offering shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of the filing of such documents.  Any statement contained in this prospectus or in a document incorporated by reference or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished by us but not filed with the SEC pursuant to a Current Report on Form 8-K.

This prospectus incorporates documents by reference which are not presented herein or delivered herewith.  We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this prospectus and deemed to be a part of this prospectus, other than exhibits to the documents unless such exhibits are specifically incorporated by reference in the documents.  These documents are available upon request from Edward Farmer at deCODE, Sturlugata 8, IS-101 Reykjavik, Iceland, telephone number is +011-354-570-1900.  Our website is located at www.decode.com. Information on our website is not incorporated by reference into this prospectus.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

The following table sets forth an itemized estimate (other than the SEC registration fee which is the actual, not estimated, fee) of fees and expenses payable by the registrant in connection with the offering described in this registration statement.

SEC registration fee	$10,700
Printing, shipping & engraving expenses	$1,500	*
Legal fees and expenses	$10,000	*
Accounting fees and expenses	$50,000	*
Miscellaneous expenses	$2,000	*
Total	$74,200	*

* Does not include expenses related to offerings of particular securities. Each prospectus supplement will reflect the estimated expenses related to the offering of securities covered by such prospectus supplement.

Item 15.  Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) enables a corporation in its certificate of incorporation to limit the personal liability of its directors for violations of their fiduciary duty of care.  Accordingly, Section 4.7 of our certificate of incorporation states that a director will not be personally liable to us or to our stockholders for monetary damages resulting from any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or to our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended, then the liability of a director will be eliminated or limited to the fullest extent permitted by the amended DGCL.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of that action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation.  No indemnification will be made, however, in respect to any claim, issue or matter as to which that person is adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which that action or suit was brought will determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, that person is fairly and reasonably entitled to indemnity for the expenses which the Court of Chancery or such other court deems proper.

Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, that person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him; that the indemnification provided by Section 145 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees, or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another.  The determination of whether indemnification is proper under the circumstances, unless made by a court, is determined by (a) a majority of the disinterested members of the Board of Directors or board committee; (b) independent legal counsel (if a quorum of the disinterested members of the Board of Directors or board committee is not available or if the disinterested members of the Board of Directors or a board committee so direct); or (c) the stockholders.

Section 145 also empowers us to purchase and maintain insurance on behalf of our directors or officers against any liability asserted against them or incurred by them in any such capacity or arising out of their status as our directors or officers whether or not we would have the power to indemnify them against the liabilities under Section 145.  We currently carry liability insurance for the benefit of our past, present and future directors and officers that provides coverage for any damages (including punitive or exemplary damages, where insurable under applicable law), settlements, judgments and reasonable and necessary legal fees and expenses incurred by any of the officers or directors resulting from any judicial or administrative proceeding (including arbitration or alternative dispute resolution proceeding) or any written demand or notice describing circumstances likely to give rise to a judicial or administrative proceeding initiated during the policy period against any of the officers or directors in which they may be subjected to a binding adjudication of liability for damages or other relief, including any appeal therefrom, for any actual or alleged error, omission, misstatement, misleading statement, breach of duty, violation of securities laws or regulations by any officer or director, or in connection with the purchase or sale, or offer to purchase or sell, securities issued by the corporation, while acting in his capacity as or by reason of his status as a director or officer of the corporation (or any subsidiary of the corporation) or in his capacity as a director or officer of a corporation exempt from taxation under 501(c)(3) of the Internal Revenue Code (or any subsidiary of such corporation) during such time that such service is part of the regularly assigned duties of the officer or director with the corporation.  Our liability insurance further provides for any reasonable investigative costs, including fees of attorneys and experts, incurred by the corporation or its board of directors in the investigation or evaluation of any shareholder derivative demand to bring a civil proceeding against an officer or director. Among other exclusions, our current policy specifically excludes coverage for any claim:  brought about or contributed to in fact by any intentional dishonest or fraudulent act or omission or any willful violation of any statute, rule or law by any officer or director; based upon actual or alleged exposure to pollution or contamination; for actual or alleged violations of the Employee Retirement Income Security Act of 1974; by, on behalf of, or at the direction of, the corporation or other officers or directors; brought about or contributed to in fact by the gaining by any officer or director of any profit, remuneration or advantage to which such officer or director is not legally entitled; by any willful violation of any statute, rule or law; seeking relief or redress in any form other than money damages; for actual or alleged bodily injury, sickness, disease, death, mental anguish, emotional distress, damage to or destruction of tangible property, nuclear reaction, nuclear radiation, radioactive contamination or radioactive substance.

Section 42 of our bylaws requires that we indemnify each director and executive officer to the fullest extent allowable under the DGCL, and empowers us to indemnify our other officers, employees and other agents.  Section 42 further provides, however, that we may limit the extent of our indemnification by individual contracts with our directors and executive officers, and further, that we will not be required to indemnify any director or executive officer in connection with any proceeding (or part of a proceeding) initiated by that person or any proceeding by that person against us or our directors, officers, employees or other agents unless (a) indemnification is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors or (c) indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under the DGCL.  This provision is a contract with each director and executive officer who serves in that capacity at any time while the provision and the relevant provisions of the DGCL are in effect.

Any repeal or modification of Section 42 of our bylaws will only be prospective, and will not affect any rights in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any of our agents.  Further, the rights conferred on any person by Section 42 will continue as to a person who has ceased to be a director, officer, employee or other agent and will inure to the benefit of the heirs, executors and administrators of such person.

Item 16.  Exhibits.

Exhibit Number	Description of Exhibit

3.1

Amended and Restated Certificate of Incorporation, as further amended (Incorporated by reference to Exhibit 3.1 and Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-31984) which became effective on July 17, 2000).

3.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation dated August 30, 2002 (Incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on November 14, 2002).

3.3	Bylaws, as amended (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-31984) which became effective on July 17, 2000).
4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-31984) which became effective on July 17, 2000).
4.2	Form of Senior Indenture (including form of Senior Note)
4.3	Form of Subordinated Indenture (including form of Subordinated Note)
4.4	Form of Certificate of Designation for the preferred stock (including specimen of preferred stock certificate)*
4.5	Form of Warrant Agreement (including form of Warrant Certificate)*
4.6	Form of Unit Agreement (including form of Unit Certificate)*
5.1	Opinion of Stevens & Lee, P.C.
12.1	Statement re Computation of Ratio of Earnings to Fixed Charges
12.2	Statement re Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.3	Consent of Stevens & Lee, P.C. (contained in the opinion filed as Exhibit 5.1 hereto).
24.1	Power of Attorney (included on the Signature Page).
25.1	Statement of Eligibility of Trustee for Indenture under Trust Indenture Act of 1939*

Note: Unless otherwise indicated, the SEC file number of each of the above referenced documents is 000-30469.

* To be filed by amendment, by a report on Form 8-K pursuant to Item 601 of Regulation S-K, or, where applicable, incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.  Undertakings.  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)                                  That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

For the purpose of determining liability under the Securities Act to any purchaser, the undersigned registrant undertakes that:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)                                  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)                                  For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reykjavik, Iceland, on this 5th day of December, 2005.

deCODE genetics, Inc.

By:	/s/ Kari Stefansson
Kari Stefansson, Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kari Stefansson and Tanya Zharov, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Kari Stefansson	Chairman, President, Chief Executive Officer and Director (principal executive officer)	December 5, 2005
Kari Stefansson

/s/ Lance Thibault	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	December 5, 2005
Lance Thibault

/s/ Goran Ando	Director	December 5, 2005
Goran Ando

/s/ J. Neal Armstrong	Director	December 5, 2005
J. Neal Armstrong

/s/ James Beery	Director	December 5, 2005
James Beery

/s/ Jean-Francois Formela	Director	December 5, 2005
Jean-Francois Formela

/s/ Terrance McGuire	Director	December 5, 2005
Terrance McGuire

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1

Amended and Restated Certificate of Incorporation, as further amended (Incorporated by reference to Exhibit 3.1 and Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-31984) which became effective on July 17, 2000).

3.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation dated August 30, 2002 (Incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on November 14, 2002).

3.3	Bylaws, as amended (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-31984) which became effective on July 17, 2000).
4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-31984) which became effective on July 17, 2000).
4.2	Form of Senior Indenture (including form of Senior Note)
4.3	Form of Subordinated Indenture (including form of Subordinated Note)
4.4	Form of Certificate of Designation for the preferred stock (including specimen of preferred stock certificate)*
4.5	Form of Warrant Agreement (including form of Warrant Certificate)*
4.6	Form of Unit Agreement (including form of Unit Certificate)*
5.1	Opinion of Stevens & Lee, P.C.
12.1	Statement re Computation of Ratio of Earnings to Fixed Charges
12.2	Statement re Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.3	Consent of Stevens & Lee, P.C. (contained in the opinion filed as Exhibit 5.1 hereto).
24.1	Power of Attorney (included on the Signature Page).
25.1	Statement of Eligibility of Trustee for Indenture under Trust Indenture Act of 1939*

Note: Unless otherwise indicated, the SEC file number of each of the above referenced documents is 000-30469.

* To be filed by amendment, by a report on Form 8-K pursuant to Item 601 of Regulation S-K, or, where applicable, incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.